UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-829-8234

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the flowing provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2430.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Global Payments Direct, Inc. (the “Company”), a wholly owned subsidiary of Global Payments Inc. (“Global Payments”), entered into an amended and restated credit facility, effective November 23, 2004 (the “Canadian Credit Facility”), with Canadian Imperial Bank of Commerce, or CIBC, as administrative agent, and a syndicate of lenders including Bank of America, N.A., Comerica Bank, CIBC, JP Morgan Chase Bank, N.A., Key Bank National Association, Regions Bank, SunTrust Bank, and Wachovia Bank, National Association (collectively, the “Lenders”). The Canadian Credit Facility replaced the existing credit facility with CIBC, which was used for a similar purpose. An affiliate of CIBC currently owns approximately 16% of the outstanding common stock of Global Payments, and the Lenders (other than CIBC) are also members of the lending syndicate for the Global Payments U.S. credit facility.

The Canadian Credit Facility provides working capital for the Company to provide Canadian merchants with “same day value” for their VISA credit card deposits. Same day value is the practice of giving merchants value for credit card transactions on the date of the applicable sale, even though the Company receives the corresponding settlement funds from VISA Canada/International at a later date. The amounts borrowed under the Canadian Credit Facility are restricted in use to pay Canadian VISA merchants and such amounts are generally received from VISA Canada/International on the following day.

The Canadian Credit Facility consists of two components: (i) a revolving line of credit of up to $100 million Canadian, or approximately $84 million U.S. based on current exchange rates, which is provided by a syndicate of U.S. banks (“Tranche A Loans”) and (ii) a revolving line of credit of up to $75 million Canadian, or approximately $62 million U.S. based on current exchange rates, which is provided by CIBC (“Tranche B Loans”). The Canadian Credit Facility also contains an additional overdraft facility available to cover larger advances during periods of peak credit card usage. The Tranche A Loans bear interest at a variable rate based on the U.S. dollar Prime Rate, Canadian dollar LIBOR or U.S. dollar LIBOR, and the Tranche B Loans bear interest at a variable rate based on the CIBC Offered Rate (an overnight rate in Canadian dollars), Canadian dollar LIBOR, or the Canadian dollar Prime Rate.

The Company’s obligations under the Canadian Credit Facility are secured by a first priority security interest in the Company’s accounts receivable from VISA Canada/International and the bank accounts in which the settlement funds are deposited, and by guarantees from certain subsidiaries of Global Payments. These guarantees are subordinate to any guarantees granted by such subsidiaries under the Global Payments U.S. credit facility. The Canadian Credit Facility also contains certain financial and non-financial covenants and events of default customary for financings of this nature.

The Canadian Credit Facility is scheduled to expire on November 18, 2005, and can be renewed for up to two consecutive 364-day periods at the option of all parties.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of November 19, 2004, among Global Payments Direct, Inc., Canadian Imperial Bank of Commerce, as administrative agent, and the lenders parties thereto.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: November 23, 2004	By:	/s/ James G. Kelly
James G. Kelly
Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)